UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2023

TRACON Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4350 La Jolla Village Drive, Suite 800 San Diego, California		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780 ____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported, on December 30, 2022, TRACON Pharmaceuticals, Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that for the 30 consecutive business days prior to the date of the Notice, the market value of the Company’s common stock was less than $35.0 million, which did not meet the requirement for continued listing on the Nasdaq Capital Market, as required by Nasdaq Listing Rule 5550(b)(2) (the “Market Value Rule”). The Notice provided the Company with 180 calendar days, or until June 28, 2023, to regain compliance with the Market Value Rule.

On January 20, 2023, the Company received a letter from Nasdaq notifying the Company that the Staff had determined that the market value of the Company’s common stock was $35.0 million or greater for the 10 consecutive business days prior to and including January 19, 2023.  Accordingly, the Company has regained compliance with the Market Value Rule and the matters arising from the Notice are now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2023	TRACON Pharmaceuticals, Inc.

	By:	/s/ Charles P. Theuer, M.D., Ph.D.
	Name:	Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer